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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of STAR Telecommunications, Inc. of our report dated September 5, 1997, except as to Notes 2, 9 and 15, which are as of May 18, 1998, relating to the financial statements of United Digital Network, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Dallas, Texas

May 28, 1998